                                                                    EXHIBIT 99.1


                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE                                            August 23, 2004

HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)

BLUE DOLPHIN ENERGY COMPANY REPORTS SECOND QUARTER RESULTS

Blue Dolphin Energy Company reported a net loss of $823,406 on revenues of $345,585 for the quarter ended June 30, 2004, compared to net income of $470,576 on revenues of $1,001,942 for the quarter ended June 30, 2003. The decrease in second quarter 2004 results was due to lower oil and gas sales revenues of approximately $600,000 and other expense of approximately $200,000 associated with a proposed financing transaction that was subsequently terminated in July 2004. Also, June 30, 2003 quarterly results included a gain of approximately $300,000 recorded from a reduction to the Company's provision for abandonment costs.


                    (In thousands, except per share amounts)
                                  Quarter Ended
                                    June 30,

                                                                      Net Change
                                              2004         2003      2004 vs 2003
                                           ---------    ---------    ------------
Revenues .............................     $     346    $   1,002     $    (656)
Net income (loss) ....................     $    (823)   $     471     $  (1,294)
Net income (loss) per common share
     Basic ...........................     $   (0.12)   $    0.07     $   (0.19)
     Diluted .........................     $   (0.12)   $    0.07     $   (0.19)


For the six months ended June 30, 2004, the Company reported a net loss of $1,343,012 on revenues of $704,516, compared to net income of $74,066 on revenues of $1,322,916 for the six months ended June 30, 2003. The decrease in second half 2004 results was due to lower oil and gas sales revenues of approximately $500,000, lower pipeline transportation revenues of approximately $100,000 and other expense of approximately $200,000 associated with a proposed financing transaction that was subsequently terminated in July 2004. First half 2003 results included a gain of approximately $300,000 recorded from a reduction to the Company's provision for abandonment costs.

                    (In thousands, except per share amounts)
                                Six Months Ended
                                    June 30,

                                                                      Net Change
                                            2004           2003      2004 vs 2003
                                         ---------      ---------    ------------
Revenues ...........................     $     705      $   1,323     $    (618)
Net income (loss) ..................     $  (1,343)     $      74     $  (1,417)
Net income (loss) per common share
     Basic .........................     $   (0.20)     $    0.01     $   (0.21)
     Diluted .......................     $   (0.20)     $    0.01     $   (0.21)


There are currently 6,720,001 shares of common stock issued and outstanding.

BLUE DOLPHIN ENERGY COMPANY is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to G. Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.